Exhibit 10.2

INDIVIOR PHARMACEUTICALS, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of January 26, 2026, is made by and between Indivior Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and a member of the Board of Directors or an officer of the Company (“Indemnitee”).

RECITALS

The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third-Party Proceedings. To the fullest extent permitted by applicable law, as such may be amended from time to time, the Company shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in the Company’s favor), against all Expenses, judgments, penalties, fines and amounts paid in settlement (if such settlement is approved in writing in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any Proceeding brought by or in the right of the Company to procure a judgment in the Company’s favor, against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such Proceeding is or was pending shall determine upon application by Indemnitee that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) Success on the Merits. In addition to Section 1(a) and Section 1(b) above, to the fullest extent permitted by applicable law and to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. Without limiting the generality of the foregoing, if Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in a Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such successfully resolved claims, issues or matters to the fullest extent permitted by applicable law. If any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(d) Witness Expenses. To the fullest extent permitted by applicable law, to the extent that Indemnitee is a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.

2. Indemnification Procedure.

(a) Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding in advance of the Final Disposition of the Proceeding within thirty (30) days after receipt by the Company of a statement or statements in writing requesting such advance or advances, from time to time, and such statement shall reasonably evidence the Expenses actually and reasonably incurred by Indemnitee and for which advancement is requested; provided, however, that Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would waive attorney-client privilege. Such advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement (subject to the undertaking required by this Section 2(a)). Indemnitee shall be entitled to continue to receive advancement of Expenses pursuant to this Section 2(a) unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it has been ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Company under the other provisions of this Agreement; provided, that any repayments owed by Indemnitee to the Company in accordance with this Section 2(a) shall be repaid within thirty (30) days of such final determination. Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder other than the execution of this Agreement.

(b) Notice and Cooperation by Indemnitee. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if any indemnification, advancement or other claim in respect thereof is to be sought from or made against the Company hereunder, notify the Company in writing of the commencement thereof. Such notice to the Company shall include a description of the nature of, and facts underlying, the Proceeding (to the extent reasonably available), and shall be given in accordance with the provisions of Section 12(e) below. In addition, Indemnitee shall provide the Company such cooperation and reasonably available additional information as the Company may reasonably request. Indemnitee’s failure to so notify, provide information and otherwise cooperate with the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement, except to the extent that the Company is adversely affected by such failure.

(c) Determination of Entitlement; Independent Counsel; Burden of Proof; Defenses; Presumptions; Remedies of Indemnitee.

(i) Final Disposition. Notwithstanding any other provision in this Agreement, no determination as to entitlement to indemnification under this Agreement and no payment with respect to the indemnification rights provided for herein shall be required to be made prior to the Final Disposition of the Proceeding (excluding, for the avoidance of doubt, advancement of Expenses pursuant to Section 2(a)).

(ii) Request for Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company (following the Final Disposition of the applicable Proceeding) a written request for indemnification, including therein or therewith, except to the extent previously provided to the Company in connection with a request or requests for advancement pursuant hereto, a statement or statements reasonably evidencing all Expenses, judgments, penalties, fines, or settlement amounts actually and reasonably incurred by Indemnitee and for which indemnification is requested. Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would waive attorney-client privilege.

(iii) Determination of Entitlement. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 2(c)(ii) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case as follows: (A) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors; or (B) if a Change of Control shall not have occurred, (I) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (II) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors or (III) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors. Notice in writing of any determination as to Indemnitee’s entitlement to indemnification shall be delivered to Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board of Directors, then such notice shall be accompanied by a copy of such written opinion. If it is determined that Indemnitee is entitled to indemnification, then payment to Indemnitee of all amounts to which Indemnitee is determined to be entitled shall be made within thirty (30) calendar days after such determination. If it is determined that Indemnitee is not entitled to indemnification, then the written notice to Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to Indemnitee) shall disclose the basis upon which such determination is based. Indemnitee shall cooperate with the person, persons, or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

(iv) Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2(c)(iii) hereof, the Independent Counsel shall be selected as provided in this Section 2(c)(iv). If a Change of Control shall not have occurred, then the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, then the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) calendar days after such written notice of selection has been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the law firm or person so selected does not meet the requirements of “Independent Counsel” as defined herein, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the law firm or person so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware has determined that such objection is without merit. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2(c)(iii) hereof and, following the expiration of twenty (20) calendar days after submission by Indemnitee of a written request for indemnification pursuant to Section 2(c)(ii) hereof, Independent Counsel shall not have been selected, or an objection thereto has been made and not withdrawn, then either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction in the State of Delaware for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for appointment as Independent

Counsel of a law firm or person selected by such court (or selected by such person as the court shall designate), and the law firm or person with respect to whom all objections are so resolved or the law firm or person so appointed shall act as Independent Counsel under Section 2(c)(iii) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 2(c)(viii) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2(c)(iii) hereof, then the Company agrees to pay the reasonable fees and expenses of such Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(v) Burden of Proof. In any judicial proceeding or arbitration pursuant to Section 2(c)(viii) brought by Indemnitee to enforce rights to indemnification or to an advancement of Expenses hereunder, or in any action, suit, or proceeding brought by the Company to recover an advancement of Expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Company to prove by clear and convincing evidence that Indemnitee is not entitled to be indemnified, or to such an advancement of Expenses, as the case may be.

(vi) Defenses. It shall be a defense in any judicial proceeding or arbitration pursuant to Section 2(c)(viii) to enforce rights to indemnification hereunder (but not in any judicial proceeding or arbitration seeking to enforce a right to an advancement of Expenses hereunder) that Indemnitee has not met the standards of conduct set forth in this Section 1(a) or Section 1(b), as the case may be, but the burden of proving such defense shall be on the Company. With respect to any judicial proceeding or arbitration pursuant to Section 2(c)(viii) brought by Indemnitee to enforce a right to indemnification hereunder, or any action, suit, or proceeding brought by the Company to recover an advancement of Expenses (whether pursuant to the terms of an undertaking or otherwise), neither (A) the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of such action, suit, proceeding, or arbitration that indemnification is proper in the circumstances because Indemnitee has met the applicable standards of conduct under applicable law, nor (B) an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standards of conduct, shall create a presumption that Indemnitee has not met the applicable standards of conduct or, in the case of a judicial proceeding or arbitration pursuant to Section 2(c)(viii) brought by Indemnitee seeking to enforce a right to indemnification, be a defense to such proceeding or arbitration.

(vii) Presumptions.

(A) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification hereunder or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(B) The knowledge and/or actions, or failure to act, of any other director, officer, agent, or employee of the Company or Enterprise shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(viii) Remedies of Indemnitee.

(A) In the event that (I) a determination is made pursuant to this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (II) advancement of Expenses is not timely made pursuant hereto, (III) except when the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2(c)(iii) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 2(c)(iii) of this Agreement within sixty (60) calendar days after receipt by the Company of Indemnitee’s written request for indemnification in accordance with this Agreement, (IV) under circumstances in which the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2(c)(iii) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 2(c)(iii) hereof within eighty (80) calendar days after receipt by the Company of Indemnitee’s written request for indemnification in accordance with this Agreement (unless an objection to the selection of such Independent Counsel has been made and substantiated and not withdrawn, in which case the applicable time period shall be seventy (70) calendar days after the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware (or such person appointed by such court to make such determination) has determined or appointed the person to act as Independent Counsel pursuant to Section 2(c)(iii) hereof), (V) payment of indemnification is not made pursuant to Section 1(c) or Section 1(d) of this Agreement within thirty (30) calendar days after receipt by the Company of a written request therefor, or (VI) payment of indemnification pursuant to Section 1(a) or Section 1(b) of this Agreement is not made within thirty (30) calendar days after a determination has been made pursuant to Section 2(c)(iii) that Indemnitee is entitled to indemnification, then Indemnitee shall be entitled to seek an adjudication by the Court of Chancery of the State of Delaware of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, if the foregoing conditions have been satisfied, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(B) In the event that a determination shall have been made pursuant to Section 2(c)(iii) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 2(c)(viii) shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(C) If a determination shall have been made pursuant to Section 2(c)(iii) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 2(c)(viii), absent (I) a misstatement or misrepresentation by Indemnitee (or anyone acting on Indemnitee’s behalf) of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement (or statements of persons acting on behalf of Indemnitee) not materially misleading, in connection with the request for indemnification or in connection with the provision of information or documentation pursuant to the last sentence of Section 2(c)(iii), or (II) a prohibition of such indemnification under applicable law.

(D) If the determination of Indemnitee’s entitlement to indemnification is to be determined by the Board of Directors or a committee thereof pursuant to this Section 2(c) and has not been made within ninety (90) days after the later of (a) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 2(c)(ii) and (b) the final disposition of the Proceeding for which Indemnitee requested Indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (I) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification and (II) a prohibition of such indemnification under applicable law in a Final Disposition. The Determination Period may be extended for a reasonable time, not to exceed an additional sixty (60) days, or longer as the Company and Indemnitee may agree, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto. For the avoidance of doubt, this Section 2(c)(viii)(D) shall not apply to the determination of indemnification to be made by Independent Counsel.

(E) In the event that Indemnitee, pursuant to this Section 2(c)(viii), seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, then Indemnitee shall be entitled to (I) recover from the Company, and shall be indemnified by the Company against, any and all

Expenses actually and reasonably incurred by or on behalf of such Indemnitee in such judicial adjudication or arbitration, but only if (and only to the extent) Indemnitee prevails therein and (II) advancement of Expenses pursuant to and in accordance with Section 2(a) hereof. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(d) Payment Directions. To the extent payments of Expenses are required to be made hereunder in advance of the Final Disposition of a Proceeding, the Company shall, in accordance with Indemnitee’s request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses.

(e) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of such Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Company shall provide to Indemnitee: (i) copies of all potentially applicable directors’ and officers’ liability insurance policies, (ii) a copy of such notice delivered to the applicable insurers, and (iii) copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company. If requested by Indemnitee, within five (5) business days of such request the Company will instruct the insurance carriers and the Company’s insurance broker that they may communicate directly with Indemnitee regarding such claim.

(f) Defense of Claim and Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to advance Expenses with respect to any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do, and upon Indemnitee providing signed, written consent to such assumption, which shall not be unreasonably withheld. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. In addition, if there exists a potential, but not an actual conflict of interest between the Company and Indemnitee, the actual and reasonable legal fees and expenses incurred by Indemnitee for separate counsel retained by Indemnitee to monitor the Proceeding (so that such counsel may assume Indemnitee’s defense if the conflict of interest between the Company and Indemnitee becomes an actual conflict of interest) shall be deemed to be Expenses that are subject to indemnification and advancement hereunder. The existence of an actual or potential conflict of interest, and whether such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law. The Company shall not be required to obtain the consent of Indemnitee for the settlement of any Proceeding the Company has undertaken to defend if the Company assumes full and sole responsibility for each such settlement; provided, however, that the Company shall be required to obtain Indemnitee’s prior written approval, which shall not be unreasonably withheld, before entering into any settlement which (1) does not grant Indemnitee a complete release of liability, (2) would impose any penalty or limitation on Indemnitee, or (3) would admit any liability or misconduct by Indemnitee.

3. Additional Indemnification Rights.

(a) Scope. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the DGCL, or otherwise, both as to action in Indemnitee’s official capacity as an officer, director, employee or agent of the Company and as to action in another capacity while holding such office.

(c) Interest on Unpaid Amounts. If any payment to be made by the Company to Indemnitee hereunder is delayed by more than ninety (90) days from the date the duly prepared request for such payment is received by the Company in accordance with this Agreement, interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obligated to indemnify for the period commencing with the date on which Indemnitee actually incurs such Expense or pays such judgment, penalty, fine or amount in settlement and ending with the date on which such payment is made to Indemnitee by the Company.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines or amounts paid in settlement, actually and reasonably incurred in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, penalties, fines and amounts paid in settlement to which Indemnitee is entitled, to the fullest extent permitted by applicable law.

5. Director and Officer Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be covered as an insured party in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that: (a) such insurance is not reasonably available, (b) the premium costs for such insurance are disproportionate to the amount of coverage provided, (c) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (d) the Company is to be acquired and insurance will be maintained by the acquirer that covers pre-closing acts and omissions by Indemnitee. In the event of a change of control or the Company’s becoming insolvent, the Company shall, to the extent practicable as determined in good faith by the Company and subject to the final sentence of this Section 5, maintain in force any and all insurance policies for Indemnitee then maintained by the Company in providing insurance – directors’ and officers’ liability, fiduciary, employment practices or otherwise (such applicable policies, the “Existing Policies”) – in respect of Indemnitee in his or her capacity as a director or officer of the Company, for a fixed period of six years thereafter (a “Tail Policy”). Such coverage shall be non-cancellable and shall be substantially comparable in scope and amount as the Existing Policies. For the avoidance of doubt, the obligation of the Company under this Section 5 to maintain a Tail Policy shall apply for the benefit of Indemnitee and the Company shall not be required under this Agreement to provide a Tail Policy to any other person.

6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7. Exclusions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish, enforce or interpret a right to indemnification or advancement of Expenses under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate and authorizes such indemnification or advancement of Expenses; provided, however, that the exclusion set forth in the first clause of this subsection shall not be deemed to apply to any investigation initiated or brought by Indemnitee to the extent reasonably necessary or advisable in support of Indemnitee’s defense of a Proceeding to which Indemnitee was, is or is threatened to be made, a party;

(b) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) Unlawful Payments. To indemnify Indemnitee for Expenses to the extent it is determined by Final Disposition of the applicable Proceeding that such indemnification is unlawful;

(d) Certain Conduct. To indemnify Indemnitee for Expenses on account of Indemnitee’s conduct that is established by Final Disposition of the applicable Proceeding as knowingly fraudulent;

(e) Insured Claims. To indemnify Indemnitee for Expenses to the extent such Expenses have been paid directly to Indemnitee by an insurance carrier under an insurance policy maintained by the Company; or

(f) Certain Exchange Act Claims. To indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding shall be deemed to be Expenses that are subject to indemnification hereunder.

8. Contribution Claims.

(a) If the indemnification provided in Section 1 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than any of the reasons set forth in Section 7, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding Section 8(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses, judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement of such Proceeding actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, penalties, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) With respect to a Proceeding brought against directors, officers, employees, agents, or consultants of the Company (other than Indemnitee), to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee from any claims for contribution that may be brought by any such directors, officers, employees, agents, or consultants of the Company (other than Indemnitee) who may be jointly liable with Indemnitee, to the same extent Indemnitee would have been entitled to such indemnification under this Agreement if such Proceeding had been brought against Indemnitee.

9. No Imputation. The knowledge and/or actions, or failure to act, of any other director, officer, agent, employee, or consultant of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

10. Determination of Good Faith. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board of Directors of the Enterprise or any counsel selected by any committee of the Board of Directors of the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Enterprise or the Board of Directors of the Enterprise or any committee thereof. The provisions of this Section 10 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section 10 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

11. Defined Terms and Phrases. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Beneficial Owner” and “Beneficial Ownership” have the meaning given to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

(b) “Change of Control” shall be deemed to occur upon the earliest of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (A) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors or (B) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change of Control under part (iii) of this definition.

(ii) Change in Board of Directors. The Continuing Directors cease for any reason to constitute at least a majority of the members of the Board of Directors.

(iii) Corporate Transaction. The effective date of a reorganization, merger, or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors and with the power to elect at least a majority of the Board of Directors or other governing body of the surviving entity; (B) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(iv) Liquidation. The approval by the Company’s stockholders of a complete liquidation or dissolution of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board of Directors to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions).

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement.

(c) “Company” means Indivior Pharmaceuticals, Inc., a Delaware corporation, and shall include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) “Continuing Director” means (i) each director on the Board of Directors as of the date of this Agreement or (ii) any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date of this Agreement.

(e) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f) “DGCL” means the General Corporation Law of the State of Delaware, as it exists or may hereafter be amended or modified from time to time.

(g) “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee was or is serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), fax transmission charges, and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in a Proceeding. Expenses also shall include any of the forgoing expenses incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent. Expenses also shall include any interest, assessment or other charges imposed thereon and costs incurred in preparing statements in support of payment requests hereunder. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, penalties or fines against Indemnitee.

(j) “Final Disposition” shall mean the final judicial disposition by a court of competent jurisdiction as to which all rights of appeal therefrom have been exhausted or lapsed.

(k) “Independent Counsel” means a law firm, or a person admitted to practice law in any State of the United States, that is experienced in matters of corporate law and neither presently is, nor in the past three (3) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to serving as Independent Counsel (or similar independent legal counsel position) as to matters concerning the rights of Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements, or the rights of Indemnitee or other indemnitees to indemnification under the Company’s Certificate of Incorporation or Bylaws), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. For the avoidance of doubt, the term “Independent Counsel” shall not include any law firm or person who represented or advised any entity or person in connection with a Change of Control of the Company.

(l) “Person” has the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that “Person” excludes: (i) the Company; (ii) any direct or indirect majority owned subsidiaries of the Company; (iii) any employee benefit plan of the Company or any direct or indirect majority owned subsidiaries of the Company or of any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company (an “Employee Benefit Plan”); and (iv) any trustee or other fiduciary holding securities under an Employee Benefit Plan.

(m) “Proceeding” means any actual, threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by a third party, a government agency, the Company or its Board of Directors or a committee thereof, whether in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise, in any such case, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director, officer, employee or agent of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent of any other enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement.

(n) In addition, references to “other enterprise” shall include another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries, including as a deemed fiduciary thereto; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; references to “include” or “including” shall mean include or including, without limitation; and references to Sections, paragraphs or clauses are to Sections, paragraphs or clauses in this Agreement unless otherwise specified.

12. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Binding Effect. Subject to the following sentence, and without limiting any of the rights of Indemnitee described in Section 3(b), this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions and supersedes any and all previous agreements between them covering the subject matter herein. The indemnification provided under this Agreement applies with respect to events occurring before or after the effective date of this Agreement, and shall continue to apply even after Indemnitee has ceased to serve the Company in any and all indemnified capacities; provided, however, that, to the fullest extent permitted by applicable law, to the extent that any previous written agreement (regardless of whether such written agreement is then in effect or has been superseded by this Agreement) between the Company and Indemnitee provides (or would have provided) for greater rights to indemnification or advancement of Expenses in respect of any Proceeding (regardless of when such Proceeding is or was first threatened, commenced, or completed) arising out of, or related to, any action taken or omitted by

Indemnitee, or event that occurred, prior to the effective date of this Agreement, than the rights to indemnification or advancement of Expenses that Indemnitee is provided (or which are available to Indemnitee) under this Agreement, this Agreement shall not limit or restrict any rights to indemnification or advancement of Expenses that are provided by, or available to Indemnitee under, such previous written agreement in respect of any such Proceeding.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or constitutes a waiver of any other provisions of this Agreement nor will any waiver constitute a continuing waiver.

(d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, administrators, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform to the fullest extent permitted by law.

(e) Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (i) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (iv) sent by electronic mail, with receipt of oral confirmation that such transmission has been received:

(i) If to Indemnitee, to the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(ii) If to the Company, to:

10710 Midlothian Turnpike Suite 125

North Chesterfield, VA 23235

Attention: Chief Legal Officer

Email: cosec@indivior.com

(iii) or to any other address as may have been furnished to Indemnitee by the Company.

(f) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(h) No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

(i) Company Position. The Company shall be precluded from asserting, in any Proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification or advancement under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(j) Injunctive Relief. The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee and the Company irreparable harm. Accordingly, the parties hereto agree that the parties may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, they shall not be precluded from seeking or obtaining any other relief to which they may be entitled. The Company and Indemnitee further agree that they shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company and Indemnitee acknowledge that in the absence of a waiver, a bond or undertaking may be required by the Chancery Court of the State of Delaware, and they hereby waive any such requirement of such a bond or undertaking.

(k) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the date first set forth above.

THE COMPANY:

INDIVIOR PHARMACEUTICALS, INC.

By:
(Signature)

Name:

Title:

AGREED TO AND ACCEPTED:

INDEMNITEE:

(PRINT NAME)

(Signature)

Signature Page to Indemnification Agreement